Exhibit 10.1
Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005
December 19, 2008
Wellman, Inc.
1041 521 Corporate Center Drive
Fort Mill, South Carolina 29715
Attention: Chief Financial Officer
and Treasurer and Chief Accounting Officer
Re:	Wellman, Inc. Credit Agreement dated as of February 27, 2008
     Reference is hereby made to that certain Credit Agreement, dated as of February 27, 2008, by and among Wellman, Inc. (the “Funds Administrator”) and the other Borrowers party thereto, as debtors and debtors in possession, as Borrowers, the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and the other agents signatory thereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The undersigned Administrative Agent, on behalf of the Majority Lenders, hereby consents to the Funds Administrator’s request that Section 9.1(i)(xv) of the Credit Agreement be amended by: (A) deleting clause (v) thereof in its entirety and replacing it with “(v) to have provided documentation in substantially final form relating to the exit facility and any other financial accommodations required to consummate the Reorganization Plan described in (i), above, in form and substance reasonably satisfactory to the Majority Lenders, by January 9, 2009”; (B) deleting “December 19, 2008” in sub clause (vi) thereof and replacing it with “January 19, 2009”; and (C) deleting “December 31, 2008” in sub clause (vii) thereof and replacing it with “January 31, 2009”.
     The final sentence of paragraph 3 of the Eleventh Amendment to Credit Agreement dated as of September 15, 2008 among the parities to the Credit Agreement is hereby modified by deleting the date “December 31, 2008” and replacing it with “January 31, 2009”. The final sentence of the penultimate paragraph of the Seventeenth Amendment to Credit Agreement dated as of November 25, 2008 between the Administrative Agent and the Funds Administrator is hereby modified by deleting “December 31, 2008” and replacing it with “January 31, 2009”. Section 8.24 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with “[intentionally omitted]”. On or before January 15, 2009, Borrowers shall provide the Administrative Agent with a liquidation budget to be utilized in the event that the Reorganization Plan is not confirmed or the Consummation Date des not occur on or prior to January 31, 2009, which liquidation budget shall be in form and substance satisfactory to the Administrative Agent.

     Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, a fee in the amount of $150,000 (the “19th Amendment Fee”), which fee shall be fully earned on the Effective Date of this Amendment and due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs or expenses payable pursuant to the Credit Agreement, the Fee Letter or any other Loan Documents, including without limitation the fees payable under the joinder letter dated February 20, 2008. The 19th Amendment Fee shall be paid to the Agent on the earliest to occur of January 31, 2009, the Facility Termination Date, and the Consummation Date.
     Except as expressly provided herein with respect to Sections 8.24 and 9.1(i)(xv) of the Credit Agreement and the Eleventh and Seventeenth Amendments thereto, (i) this letter shall not be construed as a consent, waiver or other modification with respect to any term, condition, or any other provision of the Credit Agreement or any other Loan Document, and each of the Loan Documents shall remain in full force and effect, and (ii) neither this letter, nor any other communication between the Administrative Agent and the Funds Administrator or any other Borrower shall be deemed to be a waiver, modification, or release of any Default or Event of Default, whether such Default or Event of Default arose or arises before, on or after the date hereof and whether or not known to the Administrative Agent.
[signature page follows]

Very truly yours, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ Dusan Lazarov
Title: Dusan Lazarov
Vice President

By:	/s/ Enrique Landaeta
Title: Enrique Landaeta
Vice President

Acknowledged and agreed as of this 19 day of December, 2008 WELLMAN, INC.
By:	/s/ Keith R. Phillips
Title: Chief Financial Officer

Signature Page to 19th Amendment